UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 3, 2007
PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-01687	25-0730780

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 434-3131
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
In anticipation of funding the contemplated acquisition of SigmaKalon Group, on December 3, 2007, PPG Industries, Inc. (“PPG”) and certain of its subsidiaries entered into a three year €650,000,000 revolving credit facility with several banks and financial institutions and Societe Generale, as facility agent for the lenders. On December 7, 2007, PPG and a subsidiary also entered into two bridge loan agreements, one in an amount of €1,000,000,000 with multiple lenders and Credit Suisse as Administrative Agent for those lenders, and the other in the amount of US $500,000,000 with Credit Suisse as the lender. Each bridge loan has a term of 364 days. Each facility agreement contains certain representations and warranties and certain positive and negative covenants as are customary in credit facility agreements. As of December 7, 2007, no funds had been drawn under any of these facilities. PPG’s contemplated acquisition of SigmaKalon is subject to the receipt of regulatory approvals.
The foregoing is a summary of the material terms of the credit facility agreements and not a complete discussion of the documents. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the credit facility agreements, which will be filed as exhibits to PPG’s Annual Report on Form 10-K for its fiscal year ending December 31, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2007	PPG INDUSTRIES, INC. (Registrant)

	By:	/s/ William H. Hernandez

William H. Hernandez Senior Vice President, Finance, Chief Financial Officer and Treasurer